UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

EMBECTA CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 17, 2025, David A. Albritton, a member of the board of directors (the “Board”) of Embecta Corp. (the “Company”), the Corporate Governance and Nominating Committee of the Board and the Technology, Quality and Regulatory Committee of the Board, notified the Company of his intention to resign due to personal reasons, effective immediately. Mr. Albritton has served as a director of the Company since April 2022. Mr. Albritton’s resignation was not the result of any disagreement with the Company or any matter relating to its operations, policies or practices.

On November 17, 2025, LTG (Ret.) David F. Melcher, a member of the Board and the Non-Executive Chairman of the Board, notified the Company of his decision not to stand for re-election at the Company’s 2026 annual meeting of stockholders. LTG Melcher has served as a director of the Company since April 2022. LTG Melcher’s decision not to stand for reelection was not the result of any disagreement with the Company or any matter relating to its operations, policies or practices.

In connection with the resignation of Mr. Albritton, the size of the Board was decreased from nine to eight members.

Appointment of Chairman of the Board and Lead Independent Director

The Company’s independent directors expect to appoint Devdatt (Dev) Kurdikar as the Chairman of the Board and Dr. Claire Pomeroy as the Board’s Lead Independent Director, each effective upon LTG Melcher’s departure from the Board at the Company’s 2026 annual meeting of stockholders. Dr. Pomeroy and Mr. Kurdikar have served on the Board since April 2022. Dr. Pomeroy currently serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Technology, Quality and Regulatory Committee, and Mr. Kurdikar currently serves as the President and Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 17, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	EMBECTA CORP.

By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel & Product Development, and Corporate Secretary